                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT



        This Agreement is made as of March 31, 1999 ("Effective Date") by and between OMNIS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and ASTORIA CAPITAL PARTNERS, L.P. (the "Purchaser").

        WHEREAS, Purchaser is a secured creditor of the Company and the Company is indebted to Purchaser in the total amount of One Million One Hundred Thirty-Five Thousand Eight Hundred and Thirty-Six Dollars ($1,135,836) in principal and accrued interest (collectively "Astoria Indebtedness") as of March 31, 1999; and

        WHEREAS, the parties desire to satisfy and discharge the Astoria Indebtedness by the transfer to Purchaser of shares of the Preferred and Common Stock of the Company in full payment thereof.

        NOW THEREFORE, in consideration of the foregoing and the mutual promises and representations and warranties of the parties hereto and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

        1. AUTHORIZATION AND SALE OF PREFERRED AND COMMON STOCK.

               (a) Preferred Authorization. The Company will authorize the sale and issuance of Three Hundred Thousand (300,000) shares of its Series A Convertible Preferred Stock, par value $1.00 ("Preferred Shares") having the rights, privileges and preferences as set forth in the Certificate of Designations (the "Certificate of Designations") in the form attached to this Agreement as Exhibit A. The shares of Common Stock into which the Preferred Shares will be convertible are referred to herein as the "Conversion Stock."

               (b) The Company will also authorize the sale and issuance of 7,600,000 shares of its Common Stock, $0.10 par value ("Common Shares"), having the rights, privileges and preferences as set forth in the Restated Certificate of Incorporation of the Company in the form attached to this Agreement as Exhibit B ("Restated Certificate of Incorporation"). The foregoing Preferred Shares and Common Shares shall be collectively referred to herein as the "Shares".

(c) Sale of Shares; Purchase Prices. Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser, and the Purchaser will buy from the Company, (i) Three Hundred Thousand (300,000) Preferred Shares at a purchase price of One Dollar and Sixty-Six and Sixty-Seven Hundredths Cents ($1.6667) per share, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000); and (ii) 2,543,344 Common Shares at a purchase price of Twenty-Five Cents ($0.25) per share, for an aggregate purchase price of Six Hundred Thirty-Five Thousand Eight Hundred and Thirty-Six Dollars ($635,836), as further provided herein.

               (d) The parties hereby acknowledge and agree 300,000 Preferred Shares and 2,543,344 Common Shares are being issued by the Company to the Purchaser in consideration for the cancellation of the indebtedness of the Company currently held by Purchaser as evidenced by the promissory note dated ___________ issued by the Company in favor of Purchaser with a current balance equal to the Astoria Indebtedness (the "Astoria Note"). Concurrently with the issuance of the Shares, as contemplated by this Agreement, the Astoria Note shall be returned to the Company stamped "Cancelled" and the Astoria Note shall thereafter be treated for all purposes as if the Astoria Note had been paid in full. The Purchaser shall no longer hold any indebtedness of the Company upon issuance of the Shares in accordance with this paragraph 1.

        2. CLOSING DATES; DELIVERY.

               (a) Closing Date. The closing of the purchase and sale of the Common hereunder shall be held at the offices of Landels Ripley & Diamond, LLP, 350 The Embarcadero, Suite 600, San Francisco, California 94105 at 10:00 a.m. local time on March 31, 1999 (the "Closing") or as soon thereafter as the conditions to Closing set forth in paragraphs 5 and 6 have been satisfied or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

               (b) Delivery. At the Closing, the Company shall deliver to the Purchaser executed certificates registered in the name of the Purchaser representing the number of the Preferred Shares and the number of the Common Shares being purchased by Purchaser, against payment of the purchase price therefor.

               (c) Payment of Purchase Price. At the Closing, Purchaser shall execute and deliver to the Company the instruments of discharge and satisfaction of the Astoria Indebtedness attached hereto and made a part hereof as Exhibit C; and the full release of the security interest held by Purchaser to secure the Astoria Indebtedness attached hereto and made a part hereof as Exhibit D.

               (d) Delivery of Evidence of Payment of Other Indebtedness. At the Closing and as a condition thereof, the Company shall deliver to Purchaser written evidence of the full payment and discharge of all Option 2 Creditors of Omnis Software, Inc. and related administrative fees, which indebtedness as of the Effective Date equaled _________________________ ($____________________) in the aggregate.

               (e) Other Documents. At the Closing, the parties also shall deliver such additional documents or instruments reasonably necessary to effectuate the


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foregoing transactions and shall reasonably cooperate with each other with respect thereto.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing in the state or jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

               (b) Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement, including without limitation, the sale and issuance of the Shares.

               (c) Capitalization. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, of which 2,080,495 shares are issued and outstanding prior to Closing, and Three Hundred Thousand (300,000) shares of Series A Convertible Preferred Stock, none of which is issued and outstanding prior to the Closing; all of which shall be issued to Purchaser pursuant to terms of this Agreement. The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Certificate Of Designations of Series A Convertible Preferred Stock of Omnis Technology Corporation substantially in the form attached hereto and made a part hereof of Exhibit C ("Certificate of Designations"), which shall be filled with the Delaware Secretary of State prior to Closing Date and shall be subject to the further action of the Board of Directors and Preferred shareholders of the Company in accordance with Section 151 of the Delaware general corporation. The Company will reserve Five Hundred Thousand (500,000) shares of Common Stock for issuance upon conversion of the Preferred Shares pursuant to the terms of the current Certificate of Designations, and the Company has also reserved approximately 1,128,199 shares of Common Stock for issuance to employees, consultants or directors under stock plans or arrangements approved by the Board of Directors of the Company prior to the Effective Date, of which approximately 325,000 shares of Common Stock are subject to stock options or warrants or other rights granted under such plans as of the Effective Date. There are no other options, warrants, conversions, privileges or other contractual rights presently outstanding to purchase or otherwise acquire any shares of the Company's stock or other securities, except for a de minimus amount which may be unaccountable due to past record keeping practices.



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               (d) Authorization. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, and the Conversion Stock when issued upon conversion of the Preferred Shares, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will have the rights, preferences and privileges respectively described in the Restated Certificate of Incorporation of the Company including the Certificate of Designations as then constituted;
and the Shares and the Conversion Stock shall be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided however that the Shares and the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws.

               (e) Subsidiaries. The Company owns all outstanding capital stock of Omnis Software, Inc., a California corporation, Omnis Holdings Limited, a corporation organized under the laws of England, Omnis Software Limited, a corporation organized under the laws of England, Omnis Holdings UK, a corporation organized under the laws of England and Omnis Software GmbH, a corporation organized under the laws of Germany.

               (f) Financial Statements. The Company has delivered to Purchaser its audited balance sheet and statement of operations for the period ended March 31, 1998 and its combined unaudited balance sheet and statement of operations for the period ended December 31, 1998 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein.

               (g) Reports. The Company has delivered to Purchaser its Annual Report on Form 10-K for the year ended March 31, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 as filed with the Securities and Exchange Commission ("SEC"). Such reports have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates for which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. Since December 31, 1998, there has not been any material change in the assets, liabilities condition (financial or otherwise) or results of operations of the Company, except changes in the ordinary course of business, none of which has had or is expected to have a material adverse effect on such assets, liabilities conditions or results of operations.



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               (h) No Conflict. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not materially conflict with or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of the Restated Certificate of Incorporation or Bylaws of the Company or any legally enforceable contract or agreement between the Company and any third person or entity or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets; and the Company is not a party to any outstanding agreement which material obligation or agreement is inconsistent with this Agreement.

               (i) Governmental Consents. No consent, approval, order or authorization of, or registration, designation, declaration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the Company's valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares (and Conversion Stock), or the consummation of any other transaction contemplated hereby, except for the filing of the Certificate of Designations, which shall be filed by the Company prior to the Closing, and the filing of a Form D notice under Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and any other post-sale filings required by applicable state securities laws. The offer, sale and issuance of the Shares (and of the Conversion Stock) in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of applicable state securities laws, assuming the accuracy of the representations and warranties of the Purchaser as set forth in Section 4 of this Agreement.

               (j) Litigation. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, or any basis therefor known to the Company, that questions the validity of this Agreement, or the right of the Company to enter into, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any trade secrets of any of their former employers, or their obligations under any agreements with prior employers. The Company (a) is not a party to any lawsuit or similar action or proceeding, (b) is not a party to or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and (c) does not intend to initiate any such action, suit, proceeding or investigation.

               (k) Full Disclosure. The representations and warranties of the Company contained in this Agreement do not contain any untrue statement of a material



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fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

               (l) Brokers or Funders. The Purchaser has not incurred and will not incur directly or indirectly as a result of any action taken by the Company or its representatives or agents, any liability for brokerage or funders' fees or agents' commissions or similar charges in connection with this Agreement or the transactions contemplated hereby. Company agrees to fully indemnify and defend and hold harmless the Purchaser from and against all liabilities incurred by Company or any related party with respect to claims related to investment banking or funders' fees or similar claims in connection with the transactions contemplated by this Agreement, and all costs and expenses (including reasonable fees or counsel) of investigating and defending such claims.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        Purchaser hereby represents and warrants to the Company with respect to its purchase of the Shares and the Conversion Stock as follows:

               (a) Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

               (b) Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

               (c) Investment. Purchaser is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to or for resale in connection with any distribution thereof. Purchaser understands that the Shares and the Conversion Stock have not been, and may not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends in part upon the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. No other person will have any direct or indirect beneficial interest in or right to any of the Shares or Conversion Stock. Purchaser further acknowledges and understands that any investment in the Company is inherently speculative and subject to material financial risks and that its entire investment in the Company could be lost.



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               (d) Rule 144. Purchaser acknowledges that the Shares and the
Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the requirement that the Shares be held for a minimum of one (1) year and in certain cases two (2) years, after they have been purchased and paid for within the meaning of Rule 144.

               (e) Authority. Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement, once executed by the Company and Purchaser, will constitute the legally binding valid obligations of Purchaser enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

               (f) Access to Data. Purchaser has had an opportunity to discuss the business, management and financial affairs and prospects of the Company and its subsidiaries with the Company's management and has had the opportunity to review the United States facilities of the Company and its subsidiaries. Purchaser acknowledges and understands that such discussions, as well as any written information issued by the Company, were intended to describe certain material aspects of its business and prospects but were not a thorough or exhaustive description.

               (g) Reports. Purchaser has received and reviewed the Company's Annual Report on Form 10-K for the year ended March 31, 1998 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 filed with the SEC.

               (h) No Conflict. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not materially conflict with any legally enforceable contract or agreement between Purchaser and any third person or entity; and Purchaser is not a party to any outstanding agreement which any material obligation or agreement is inconsistent with this Agreement.

               (i) Full Disclosure. The representations and warranties of Purchaser contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

               (j) Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by Purchaser or its representative or agent, any liability for brokerage or finders' fees or agents'



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commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to fully indemnify and defend and hold harmless the Company from and against all liabilities incurred by Purchaser or any related party with respect to claims related to investment banking or finders fees or similar claims in connection with the transactions contemplated by this Agreement, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

        5. PURCHASER'S CONDITIONS TO CLOSING. The Purchaser's obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser unless consented to in writing:

               (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

               (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (c) Certificate of Amendment. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware authorizing the issuance of the Preferred Shares.

               (d) Compliance Certificate. The Company will have delivered to Purchaser a Certificate dated as of Closing, signed by the Company's President, certifying that the conditions set forth in Sections 5(a), (b) and (c) have been fulfilled.

               (e) Minimum Investment. The Company at the Closing shall sell 300,000 Preferred Shares having an aggregate purchase price of not less than $500,000 and 2,543,344 Common Shares having an aggregate purchase price of not less than $635,836.

               (f) Agreement with Astoria. The Company shall have reached a definitive agreement with Astoria Capital regarding Astoria's new investment in the Company.

               (g) Delivery of Evidence of Payment of Other Indebtedness. At the Closing and as a condition thereof, the Company shall deliver to Purchaser written evidence of the full payment and discharge of all Option 2 Creditors of Omnis Software, Inc. and related administrative fees, which indebtedness as of the Effective Date equaled _________________________ ($____________________) in the aggregate.



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        6. COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell and issue the Shares of the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

               (a) Representations. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

               (b) Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

               (c) Minimum Investment. The Purchaser at the Closing shall purchase 300,000 Preferred Shares having an aggregate purchase price of not less than $500,000 and 2,543,344 Common Shares having an aggregate purchase price of not less than $635,836.

               (d) Payment of Purchase Price. At the Closing, Purchaser shall execute and deliver to the Company the instruments of discharge and satisfaction of the Astoria Indebtedness attached hereto and made a part hereof as Exhibit C; and the full release of the security interest held by Purchaser to secure the Astoria Indebtedness attached hereto and made a part hereof as Exhibit D.

        7. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as determined, in their sole discretion, by the management of the Company for corporate purposes.

        8. Restrictive Legend. Each certificate representing (i) the Shares,
(ii) the Conversion Stock, and (iii) any other securities issued in respect of the Shares or Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall include a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. INVESTORS SHOULD BE AWARE THAT THEY BE REQUIRED TO BEAR THE



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        FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        9. Rights of First Refusal. The Company hereby grants to Purchaser (so long as Purchaser holds at least 300,000 shares of Preferred Stock (or 500,100 shares of Common Stock issued on conversion thereof) (subject to appropriate proportionate adjustments for stock splits, reverse stock splits, stock dividend, reorganization or recapitalization without consideration affecting the number of Shares of Common Stock outstanding) the right of first refusal to purchase its pro rata share of "New Securities" (as defined in this Section 9) that the Company may, from time to time propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio of (X) the number of shares of Common Stock immediately prior to the issuances of New Securities then owned by Purchaser or issuable upon the conversion of the Preferred Shares then owned by Purchaser (including shares issuable upon exercise of options or warrants held by Purchaser), to (Y) the total number of shares of Common Stock immediately prior to the issuances of New Securities then outstanding, after giving effect to the conversion of all outstanding convertible securities (including the Preferred Shares) and the exercise of all outstanding options. This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided; however, that "New Securities" does not include the following:

                      (i) upon conversion of Preferred Shares into Common
Shares;

                      (ii) to officers, directors, and employees of, and consultants to, the Corporation pursuant to plans, arrangements or agreements approved by the Board of Directors;

                      (iii) in connection with bona fide equipment lease transactions, loan guarantees, commercial loans, bank financing transactions or technology licenses approved by the Board of Directors;

                      (iv) pursuant to the acquisition of a company or other entity or division thereof by the Corporation by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors whereby the Corporation owns not less than fifty-one percent (51%) of the voting power of such other company or entity or of the fair market value of the division thereof;



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                      (v) pursuant to a joint venture arrangement or other
strategic financing arrangement, so long as such issuance is not primarily for equity financing purposes;

                      (vi) shares of Common Stock or Preferred Stock issued pursuant to Section 5 of the Company's Certificate of Designation authorizing the Shares; and

                      (vii) shares of Common Stock issued to certain officers and directors of the Company contemporaneously with the issuance of Shares to Astoria.

               (b) In the event that Company proposes to undertake an issuance of New Securities, it shall give Purchaser written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Purchaser shall have ten (10) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) In the event that Purchaser fails to exercise in full the right of first refusal within the ten (10) business day period specified above, the Company shall have one hundred twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the right of Purchaser was not exercised at a price and upon terms no more favorable to the purchaser thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to Purchaser in the manner provided above.

               (d) The right of first refusal granted under this Section 9 shall expire upon the date which is two years from the date hereof.

               (e) This right of first refusal is nonassignable.

        10. Registration Rights.

               (a) the Company will register all the Common Shares to be purchased by Astoria, as well as the Common Stock issuable upon conversion of the Preferred Shares (collectively, the "Registrable Securities") for resale under the Securities Act of 1933, as amended, and the securities laws of such states as the parties may reasonably



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agree upon, on a continuous basis, beginning on a date not more than six months after the date of the Closing; and

               (b) if the registration statement covering the Registrable Securities (the "Registration Statement") does not become effective within six months after the date of the Closing, the Company shall reduce the consideration paid by Astoria for the Registrable Securities by refunding to Astoria 3% of the "Purchase Price" of the Registrable Securities for each 30-day period (pro-rated for periods of less than 30 days) by which such effectiveness is delayed. The Company shall also pay Astoria 3% of the Purchase Price (the "Penalty") for any period in excess of 30 days that the effectiveness of the Registration Statement is suspended or the Registration Statement is otherwise unavailable for use by Astoria, excluding periods during which Astoria may sell the Registrable Securities without restriction under Rule 144. Further, the parties argue that the foregoing Penalty may be waived in writing by mutual agreement of the parties. For these purposes, the Purchase Price shall be an amount equal to the number of Registrable Securities included in the Registration Statement for resale by Astoria times the average price per Common Share paid by Astoria pursuant to the agreements contemplated in the Letter of Understanding (with the shares issuable upon conversion of the Preferred Stock deemed to have been sold at $1.00 per share).

        11. Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California, and without reference to the principles of conflicts of law. All disputes arising under this Agreement shall be brought in the Superior Court of the State of California in San Mateo or San Francisco Counties or the Federal Court for the Northern District of California, and such courts shall have exclusive jurisdiction over disputes under this Agreement. Each of the parties expressly consents to jurisdiction and venue in the state and federal courts located in the State of California, San Mateo or San Francisco Counties, for all purposes of this Agreement or any dispute or controversy hereunder.

               (b) Successors and Assigns. Purchaser shall not have any right to assign or transfer this Agreement or any of its rights or obligations hereunder to any third person or entity without the prior written consent of the Company. Except as limited by the foregoing, the provisions hereof shall inure to the benefit of and be binding upon the respective officers, directors, shareholders, affiliates, partners, members, agents, representatives, successors and assigns of each of the parties hereto.

               (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof ;and any prior or contemporaneous agreements, promises, understandings, covenants, conditions, representations or warranties of any kind or nature with regard to said subject



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
matter not expressly set forth herein, whether written or oral or express or implied, shall be superseded and of no force or effect. Any modification or amendment or waiver of this Agreement must be in writing and signed by both parties to be valid.

               (d) Notices, Etc. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered (i) by personal delivery, (ii) by a nationally recognized overnight air courier service, (iii) by deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) by telefacsimile, using facsimile equipment providing written confirmation of receipt at the receiving facsimile number, addressed: (x) if to Purchaser, at such Purchaser's address or telefacsimile number set forth on the signature page hereof, or at such other address or number as Purchaser shall have furnished to the Company in writing for such purpose, or (y) if to the Company, at its address or telefacsimile number set forth on the signature page hereof, to the attention of the President of the Company, or at such other address or number as the Company shall have furnished in writing to Purchaser for such purpose.

               (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (g) Interpretation. The titles and section headings set forth in this Agreement are for convenience only. When the context requires, the plural shall include the singular and the singular the plural, and any gender shall include all other genders. No provision of this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

               (h) Attorney's Fees. In the event suit is brought to enforce or interpret any part of this Agreement or any of the rights or obligations of any party hereunder, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees and expenses, court costs and expert witness fees and costs.

               (i) Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

               (j) Expenses. The Company will reimburse Purchaser promptly upon Purchaser's request for its out-of-pocket legal expenses incurred in connection with the negotiation of the terms of the transaction contemplated herein and in the letter of understanding entered into between the parties dated as of February 22, 1999.

        IN WITNESS WHEREOF, the parties hereto have entered into and executed this Common Stock Purchase Agreement as of the date first above written.



OMNIS TECHNOLOGY CORPORATION,
a Delaware Corporation


By: /s/ PHILIP BARRET
    -----------------------------------
    Philip Barrett
    Chairman of the Board
    981 Industrial Road, Building B
    San Carlos, California  94070


PURCHASER


ASTORIA CAPITAL PARTNERS, L.P.

       By: /s/ RICK KOE
           --------------------------------
       Its:
           --------------------------------
       Name:
            -------------------------------
       Title:
             ------------------------------
       Address and Fax Number:
       ------------------------------------

       ------------------------------------

       (         )
        ---------  ------------------------

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                    EXHIBIT B

                      RESTATED CERTIFICATE OF INCORPORATION

                                  EXHIBIT C - D

                                [TO BE INSERTED]



                                       17